UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
June 5, 2026

STAR GOLD CORP.
(Exact name of registrant as specified in its charter)

IRS Employer Identification No. 27-0348508

Nevada
(State or other jurisdiction of incorporation)

000-52711
(Commission File No.)

174 E. Neider Ave., Suite 222
Coeur d’Alene, ID 83815
(Address of principal executive offices and Zip Code)
(208) 664-5066
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common	SRGZ	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.01. Changes in Registrant’s Certifying Accountant

Star Gold Corp. Announces Sadler Gibb & Associates LLC as New Audit Firm

On June 3, 2026, we were notified that Assure CPA, LLC, which served as the independent registered public accounting firm of Star Gold Corp. (the “Company”), merged into Sadler, Gibb & Associates, LLC pursuant to an asset purchase agreement. As a result of the transaction, Assure CPA, LLC ceased operations as a public accounting firm and resigned as the Company’s independent registered public accounting firm.

The resignation of Assure CPA, LLC and the engagement of Sadler, Gibb & Associates, LLC described in paragraph (b) below were approved by the Audit Committee of the Company’s Board of Directors on June 4, 2026.

Assure CPA, LLC’s audit reports on the Company’s financial statements for the fiscal years ended April 30, 2024 and 2025 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles except that each of Assure CPA, LLC 's reports contained an explanatory paragraph expressing substantial doubt about the Company's ability to continue as a going concern.

During the fiscal years ended April 30, 2024 and 2025 and the subsequent interim period through June 3, 2026, there were (i) no disagreements (within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with Assure CPA, LLC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to Assure CPA, LLC’s satisfaction, would have caused Assure CPA, LLC to make reference to the matter in its reports, and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

The Company has provided Assure CPA, LLC with a copy of the disclosures in this Current Report on Form 8-K and has requested that Assure CPA, LLC furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company herein. A copy of Assure CPA, LLC’s letter, dated June 4, 2026, is filed as Exhibit 16.1 hereto.

(b) Engagement of New Independent Registered Public Accounting Firm.

On June 4, 2026, the Audit Committee approved the engagement of Sadler, Gibb & Associates, LLC as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2026.

During the fiscal years ended 2024 and 2025 and the subsequent interim period through June 3, 2026, neither the Company nor anyone on its behalf consulted with Sadler, Gibb & Associates, LLC regarding (i) the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company that Sadler, Gibb & Associates, LLC concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) and the related instructions) or a reportable event (as described in Item 304(a)(1)(v)).

About Star Gold Corp.

Star Gold is a U.S.-focused precious metals company developing scalable, high-margin gold and silver assets in Nevada. In one of the world's premier and most established mining jurisdictions. Star Gold is focused on advancing its flagship Longstreet Gold-Silver Project in Nye County, Nevada. The 100% owned Longstreet Project spans approximately 2,600 acres, comprising of 137 unpatented mining claims and 5 additional unpatented claims. Star Gold is strategically progressing the technical studies and documentation required to support a potential Environmental Impact Statement (EIS) and move to production, Star Gold is dedicated to responsible exploration and sustainable development.

For more information, visit www.stargoldcorp.com

Investor Contact
Lindsay Gorrill
Chief Executive Officer
Lgorrill@stargoldcorp.com
(208) 664-5066

Send your requests to info@stargoldcorp.com

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Document Description
16.1	Letter Assure CPA, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 5th day of June, 2026.

STAR GOLD CORP.

BY:	/s/ Lindsay Gorrill
Lindsay Gorrill, CEO